                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary proxy statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive proxy statement

[ ]    Definitive additional materials

[X]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ECO SOIL SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)Title of each class of securities to which transaction applies:
      (2)Aggregate number of securities to which transaction applies:
      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)Proposed maximum aggregate value of transaction:
      (5)Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)Amount Previously Paid:
      (2)Form, Schedule or Registration Statement No.:
      (3)Filing Party:
      (4)Date Filed:

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      On March 28, 2000 Eco Soil Systems, Inc. ("Eco Soil") announced that it had entered into an Asset Purchase Agreement (the "Purchase Agreement") with the J.R. Simplot Company ("Simplot") pursuant to which Eco Soil's subsidiary, Turf Partners, Inc. ("Turf Partners") will sell to Simplot and Simplot will purchase from Turf Partners substantially all of the assets of Turf Partners.

      A copy of Eco Soil's press release issued on March 28, 2000 is attached hereto. In addition, a copy of the press release is available on Eco Soil's web site at www.ecosoil.com. A copy of the press release available on Eco Soil's web site also is attached.

      Eco Soil's shareholders will be asked to approve the transaction because Turf Partners' assets may be deemed to be "substantially all" of the assets of Eco Soil under Nebraska law. All shareholders should read the proxy statement concerning the sale of Turf Partners' assets that will be filed with the SEC and mailed to shareholders. The proxy statement will contain important information that shareholders should consider before making any decision regarding the sale of Turf Partners' assets. You will be able to obtain the proxy statement, as well as other filings containing information about Eco Soil, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement will also be available, without charge, from Eco Soil by mail to Eco Soil Systems, Inc., 10740 Thornmint Road, San Diego, CA 92127, attention: Investor Relations, telephone: (858) 675-1660.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

      Eco Soil and certain other persons named below may be deemed to be participants in the solicitation of proxies from Eco Soil shareholders to approve the sale of Turf Partners' assets. The participants in this solicitation may include the directors of Eco Soil (William B. Adams, Douglas
M. Gloff, S. Bartley Osborn, Robert O'Leary, Edward Steele, William Potter and Fridolin Fackelmayer) and the following executive officers of Eco Soil:
William B. Adams, Chairman and Chief Executive Officer, Max Gelwix, President and Chief Operating Officer, and Dennis Sentz, Vice President and Chief Financial Officer. The aforementioned directors and officers of Eco Soil together may be deemed to beneficially own approximately 20% of Eco Soil's common stock.

Set forth below is the text of the press release issued on March 28, 2000.

ECO SOIL ANNOUNCES AGREEMENT TO SELL TURF PARTNERS ASSETS TO J.R. SIMPLOT
COMPANY

RANCHO BERNARDO, Calif.--(BUSINESS WIRE)--March 28, 2000--Eco Soil Systems, Inc. (Nasdaq:ESSI) today announced that it has entered into a definitive agreement to sell substantially all of the assets of its Turf Partners subsidiary to the J.R. Simplot Company for a purchase price equal to six times Turf Partners 2000 EBITDA (earnings before interest, taxes, depreciation and amortization) from sales of distributed products, subject to certain adjustments.

Simplot also will assume liabilities associated with existing vendor payables, contracts and leases. These liabilities include external debt of approximately $17 million to be assumed at closing.

The transaction is expected to close during July 2000, subject to certain customary closing conditions, including the approval of Eco Soil shareholders, the receipt of various third party consents and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

At the closing, Simplot will make a down payment of $20 million, subject to adjustment if: (a) Turf Partners' net tangible assets at June 30, 2000 are more or less than $3 million, (b) if Turf Partners has not generated at least 75% of the EBITDA it has projected for the first six months of 2000 or (c) if Turf Partners fails to satisfy other balance sheet tests.

Simplot will pay the balance of the purchase price in March 2001 based on an audited balance sheet as of June 30, 2000 and statements of operations for the year ended Dec. 31, 2000.


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


The final purchase price will be subject to adjustment based on the same balance sheet factors that apply in July 2000 and to a reduction based on the average amount outstanding on Turf Partners' working capital line of credit during 2000.

William B. Adams, chairman and CEO, said: "We are very pleased with the terms of the transaction as we continue to strive for profitability in 2000. There are many benefits to Eco Soil as the Simplot deal unfolds. With the infusion of cash and the assumption of Turf Partners' debt, working capital is increased at the parent level, allowing management to focus on the development and sales of proprietary microbial products to increase market penetration."

The asset purchase agreement calls for Eco Soil and Simplot to enter into separate agreements pursuant to which Simplot will sell Eco Soil proprietary products into turf and agricultural markets and commence field trials of Eco Soil's proprietary products on its potato fields.

Under the agreement relating to agricultural markets, Eco Soil's proprietary products would be distributed through Simplot's Soil Builders organization, a nationwide network of 85 agricultural retail stores.

Adams continued: "We expect that the distribution agreements with Simplot will enhance our proprietary product sales in both the agriculture and turf markets. In agriculture, we expect the Simplot agreements will expand our distribution channels for proprietary products into the sizeable corn, cotton and potato markets. The proprietary products will include the Company's EPA approved BioJect(R) system, the FreshPack(R) product line and a new low-cost hybrid of the BioJect(R) and FreshPack(R) products designed to service the agriculture market.

"In regards to the turf market, the asset purchase agreement contemplates that Simplot will agree to a five-year distribution agreement for Eco Soil's proprietary product sales. During this period, Turf Partners would continue to be the exclusive distributor of proprietary products and equipment for turf markets.

"Overall we are very pleased with the outcome of this long-awaited transaction. From every angle, Eco Soil stands to benefit through the distribution agreements with Simplot, new financial freedom and increased market penetration in the turf and agriculture markets.

"As we have explained in previous press releases, Eco Soil wanted to form a strategic alliance that would allow entrance into larger agricultural markets and increase our market share in the turf industry, while not incurring substantial investment expenses. In terms of the transaction, Eco Soil expects to successfully accomplish both of these goals."

Eco Soil develops, markets and sells proprietary biological products, and operates two distribution companies that provide chemical, fertilizer and seed products for turf and crop maintenance problems in the golf and agricultural industries. Its proprietary products are generally made up of biotech discoveries by research companies and universities and are sold under the FreshPack(R) or the BioJect(R) brands. These products, along with standard turf maintenance products, are sold to nearly 40% of America's golf courses through Eco Soil's Turf Partners subsidiary, and are sold to the agricultural market, along with irrigation products, through its Agricultural Supply subsidiary. Eco Soil's Internet site address is http://www.ecosoil.com.

The statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements are only predictions; actual events or results may differ materially as a result of risks facing the company, including those listed under the caption "factors that may affect future performance" in the company's annual report on Form 10-K filed April 7, 1999 and subsequent quarterly filings including Form 10-Q filed Nov. 15, 1999.

CONTACT: Eco Soil Systems, Rancho Bernardo
         William B. Adams or Ann R. Strobel, 858/675-1660 or
         The Financial Relations Board

         Karen Taylor, 310/442-0599 (general info)
         Jill Fukuhara/Rose Anunciacion, 310/442-0599
              (analyst contact)

Set forth below is the text of the joint press release as it currently appears on Eco Soil's web site at www.ecosoil.com.

ECO SOIL ANNOUNCES AGREEMENT TO SELL TURF PARTNERS ASSETS TO J.R. SIMPLOT
COMPANY

RANCHO BERNARDO, Calif.--(BUSINESS WIRE)--March 28, 2000--Eco Soil Systems, Inc. (Nasdaq:ESSI) today announced that it has entered into a definitive agreement to sell substantially all of the assets of its Turf Partners subsidiary to the J.R. Simplot Company for a purchase price equal to six times Turf Partners 2000 EBITDA (earnings before interest, taxes, depreciation and amortization) from sales of distributed products, subject to certain adjustments.

Simplot also will assume liabilities associated with existing vendor payables, contracts and leases. These liabilities include external debt of approximately $17 million to be assumed at closing.

The transaction is expected to close during July 2000, subject to certain customary closing conditions, including the approval of Eco Soil shareholders, the receipt of various third party consents and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

At the closing, Simplot will make a down payment of $20 million, subject to adjustment if: (a) Turf Partners' net tangible assets at June 30, 2000 are more or less than $3 million, (b) if Turf Partners has not generated at least 75% of the EBITDA it has projected for the first six months of 2000 or (c) if Turf Partners fails to satisfy other balance sheet tests.

Simplot will pay the balance of the purchase price in March 2001 based on an audited balance sheet as of June 30, 2000 and statements of operations for the year ended Dec. 31, 2000.

The final purchase price will be subject to adjustment based on the same balance sheet factors that apply in July 2000 and to a reduction based on the average amount outstanding on Turf Partners' working capital line of credit during 2000.

William B. Adams, chairman and CEO, said: "We are very pleased with the terms of the transaction as we continue to strive for profitability in 2000. There are many benefits to Eco Soil as the Simplot deal unfolds. With the infusion of cash and the assumption of Turf Partners' debt, working capital is increased at the parent level, allowing management to focus on the development and sales of proprietary microbial products to increase market penetration."

The asset purchase agreement calls for Eco Soil and Simplot to enter into separate agreements pursuant to which Simplot will sell Eco Soil proprietary products into turf and agricultural markets and commence field trials of Eco Soil's proprietary products on its potato fields.

Under the agreement relating to agricultural markets, Eco Soil's proprietary products would be distributed through Simplot's Soil Builders organization, a nationwide network of 85 agricultural retail stores.

Adams continued: "We expect that the distribution agreements with Simplot will enhance our proprietary product sales in both the agriculture and turf markets. In agriculture, we expect the Simplot agreements will expand our distribution channels for proprietary products into the sizeable corn, cotton and potato markets. The proprietary products will include the Company's EPA approved BioJect-Registered Trademark- system, the FreshPack-Registered Trademark-product line and a new low-cost hybrid of the BioJect-Registered Trademark- and FreshPack-Registered Trademark- products designed to service the agriculture market.

"In regards to the turf market, the asset purchase agreement contemplates that Simplot will agree to a five-year distribution agreement for Eco Soil's proprietary product sales. During this period, Turf Partners would continue to be the exclusive distributor of proprietary products and equipment for turf markets.

"Overall we are very pleased with the outcome of this long-awaited transaction. From every angle, Eco Soil stands to benefit through the distribution agreements with Simplot, new financial freedom and increased market penetration in the turf and agriculture markets.

"As we have explained in previous press releases, Eco Soil wanted to form a strategic alliance that would allow entrance into larger agricultural markets and increase our market share in the turf industry, while not incurring substantial investment expenses. In terms of the transaction, Eco Soil expects to successfully accomplish both of these goals."

Eco Soil develops, markets and sells proprietary biological products, and operates two distribution companies that provide chemical, fertilizer and seed products for turf and crop maintenance problems in the golf and agricultural industries. Its proprietary products are generally made up of biotech discoveries by research companies and universities and are sold under the FreshPack(R) or the BioJect(R) brands. These products, along with standard turf maintenance products, are sold to nearly 40% of America's golf courses through Eco Soil's Turf Partners subsidiary, and are sold to the agricultural market, along with irrigation products, through its Agricultural Supply subsidiary. Eco Soil's Internet site address is http://www.ecosoil.com.

The statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements are only predictions; actual events or results may differ materially as a result of risks facing the company, including those listed under the caption "factors that may affect future performance" in the company's annual report on Form 10-K filed April 7, 1999 and subsequent quarterly filings including Form 10-Q filed Nov. 15, 1999.

CONTACT: Eco Soil Systems, Rancho Bernardo
         William B. Adams or Ann R. Strobel, 858/675-1660 or
         The Financial Relations Board
         Karen Taylor, 310/442-0599 (general info)
         Jill Fukuhara/Rose Anunciacion, 310/442-0599
              (analyst contact)

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Eco Soil expects to mail a Proxy Statement to shareholders of Eco Soil containing information about the sale of Turf Partners' assets. Investors and security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about Eco Soil, the sale of Turf Partners' assets, the persons soliciting proxies relating to the asset purchase, their interests in the sale of Turf Partners' assets, and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement may also be obtained from Eco Soil by mail to Eco Soil Systems, Inc., 10740 Thornmint Road, San Diego, CA 92127, attention: Investor Relations, telephone: (858) 675-1660.

Eco Soil, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Eco Soil shareholders in favor of the sale of Turf Partners' assets to Simplot. Information concerning the participants in the solicitation will be set forth in the Proxy Statement.


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